Exhibit 1
Stock Purchase Agreement
     This Stock Purchase Agreement (this “Agreement”) is made as of this 8th day of December, 2006, by and among Argan, Inc., a Delaware corporation (the “Company”) and the purchasers identified on Schedule A, attached hereto (each a “Buyer”, and collectively the “Buyers”).
     WHEREAS, the Company is offering up to 2,854,933 shares of the Company’s Common Stock, $.15 par value (the “Common Stock”) to a limited number of sophisticated investors in a non-public offering; and
     WHEREAS, each Buyer desires to purchase that number of shares of Common Stock as set forth opposite the name of such Buyer on Schedule A, attached hereto (the “Shares”).
     NOW THEREFORE, in consideration of the foregoing and for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:
     1. Issuance of Shares
     Subject to the terms and conditions contained herein and in a certain Escrow Agreement by and among the Company and the Buyers of even date herewith (the “Escrow Agreement”), the Company will issue to each Buyer, and each Buyer will purchase from Company, for the purchase price of $3.75 per share, that number of shares of Common Stock as set forth opposite the name of such Buyer on Schedule A, attached hereto. Pursuant to the terms of the Escrow Agreement, the Company shall deliver to each Buyer a certificate in the name of such Buyer for the respective number of Shares issued to such Buyer.
     2. Restrictive Legends
     All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

     3. Investment Representations
     Each Buyer represents, warrants and covenants as follows:
          (a) The Buyer is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and is purchasing the applicable Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of such Shares in violation of the Securities Act or applicable state securities laws, or any rule or regulation thereunder.
          (b) The Buyer has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company, and has done so.
          (c) The Buyer understands that the Company is required to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended. The Buyer acknowledges that they have had such opportunity to obtain such periodic reports.
          (d) The Buyer has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
          (e) The Buyer can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.
          (f) The Buyer understands that: (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Buyer.
     4. Company Representations
     The Company represents and warrants as follows:
          (a) Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company’s business. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
          (b) Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement and the Escrow Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.
          (c) Noncontravention. Subject to compliance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 and any applicable state securities laws, neither the execution and delivery by the Company of this Agreement, the Registration Rights Agreement or the Escrow Agreement, nor the consummation by the Company of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or Bylaws of the Company, (b) require on the part of the Company any filing with, or permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (“Governmental Entity”), (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company is a party or by which it is bound or to which any of its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.
          (d) Capitalization. The authorized capital stock of the Company consists of 12,000,000 shares of Common Stock. As of the date of this Agreement, there were ___ shares of Common Stock issued and outstanding. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter, other than outstanding warrants and options (including out-of-the-money warrants and options) to purchase up to 458,000 shares of common stock. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.
          (e) SEC Documents. The Company has delivered (incorporated by reference to the Company’s filings as reported on the SEC’s web site) to Buyers each registration statement, report, proxy statement or information statement prepared and filed with the Securities and Exchange Commission by it since July 31, 2004, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “Company Reports”). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of the Company as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Company Reports (together with the related notes and schedules) fairly presents, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject to the lack of footnote disclosure and normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth in the consolidated balance sheet of the Company at July 31, 2006, including all notes thereto, or as set forth in the Company Reports, the Company has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.
          (f) Absence of Certain Changes. Since July 31, 2006, the Company has conducted its business only in the ordinary course of such business, and, other than as set forth in the Company Reports, there has not been (i) any material adverse effect on the Company’s business; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.
          (g) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity which is pending or has been threatened against the Company. There are no judgments, orders or decrees outstanding against the Company. To the knowledge of the Company, there is no threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any governmental entity with respect to the business of the Company.
          (h) Valid Issuance. The Shares, when sold, issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be subject to restrictions on transfer under federal and applicable state securities law until a registration statement covering such shares is declared effective by the Securities and Exchange Commission (the “SEC”), and then may be sold in accordance with the terms provided in the prospectus to such registration statement. The Shares will be issued in compliance in all material respects with an exemption from the registration of the Securities Act, and the registration and qualification requirements of the securities laws of the applicable states.
     5. Use of Proceeds. The Company will use substantially all of the proceeds of this offering in connection with the acquisition of Gemma Power Systems, LLC and its affiliates. The remaining proceeds will be used by the Company for general corporate purposes.

     6 Deliveries.
          (a) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Buyers the following:
               1. Irrevocable instruction letter to the Company’s transfer agent, accompanied by an appropriate legal opinion, for the issuance of certificates evidencing an aggregate of 2,933,334 shares of Common Stock, duly authorized, issued, fully paid and non-assessable, registered in the name of Buyers in the denominations set forth on Schedule A hereto;
               2. A Registration Rights Agreement between the Company and the Buyers in the form attached hereto as Schedule B (the “Registration Rights Agreement”), duly executed by the Company.
               3. A legal opinion of Robinson & Cole LLP (“Company Counsel”), counsel to the Company, in form and substance satisfactory to Buyers.
               4. A certificate of the Secretary of the Company (the “Secretary’s Certificate”), in form and substance satisfactory to Buyers, certifying as follows:
                    (i) that attached to the Secretary’s Certificate is a true and complete copy of the Certificate of Incorporation of the Company, as amended to date, including all certificates of designation and documents or instruments amending or restating the Certificate of Incorporation of the Company;
                    (ii) that a true copy of the Bylaws of the Company, as amended to the date hereof, is attached to the Secretary’s Certificate;
                    (iii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Company (A) authorizing the execution, delivery and performance of this Agreement and the Registration Rights Agreement, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Common Stock;
                    (iv) at the Closing, that the representations and warranties herein are true and complete as of the date thereof, and that there has not occurred any event which has had a material adverse effect on the business of the Company,
                    (v) such other matters as Buyers may reasonably request.
               5. Such other documents as the Buyers shall reasonably request.
          (b) Deliveries by Buyers. At the Closing, each Buyer shall deliver or cause to be delivered to the Company payment for the Common Stock by (x) wire transfer of immediately available funds to an account designated in writing by the Company prior to the date hereof, or (y) bank or cashier’s check; (ii) an executed copy of this Agreement; and (iii) an executed copy of the Registration Rights Agreement.

     7. Miscellaneous
          (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (b) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
          (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and each Buyer and their respective heirs, executors, administrators, legal representatives, successors and assigns.
          (d) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(d).
          (e) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          (f) Entire Agreement. This Agreement, together with the Registration Rights Agreement and the Escrow Agreement, constitutes the entire agreement between the parties with respect to the Shares, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
          (g) Amendment. This Agreement may be amended or modified only by a written instrument executed by the Buyers and the Company.
          (h) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State Delaware without regard to any applicable conflicts of laws.
          (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and constitute the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE COMPANY: ARGAN, INC.

By: Rainer Bosselmann
Its: President

BUYER: Argan Investments LLC

By: Robert Averick
Its: Member